UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2009

H. J. Heinz Company
(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 PPG Place, Suite 3100, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

(412) 456-5700
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 22, 2009, H. J. Heinz Finance Company (“Heinz Finance”) priced, and expects to issue on July 29, 2009, $250 million aggregate principal amount of 7.125% Guaranteed Notes due 2039 (“7.125% Guaranteed Notes”) fully, unconditionally and irrevocably guaranteed by H. J. Heinz Company (the “Company”).

Shortly after the pricing of the 7.125% Guaranteed Notes, the Company commenced an exchange offer under which it is offering additional 7.125% Guaranteed Notes and cash for any and all outstanding 15.590% Dealer Remarketable Securities (“Drs.”) issued by the Company and Heinz Finance, as co-obligor, due December 1, 2020.  The exchange offer will expire at 11:59 p.m., New York City time, on August 18, 2009, unless otherwise extended or terminated.

The 7.125% Guaranteed Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
Exhibit 99.1	Press release of the Company dated July 22, 2009
Exhibit 99.2	Press release of the Company dated July 22, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H. J. Heinz Company

Date:	July 22, 2009	By:	/s/ Arthur B. Winkleblack
		Name:	Arthur B. Winkleblack
		Title:	Executive Vice President &
Chief Financial Officer